Warrant No. ________



                                             Warrant to Purchase 500,000 Shares





                            SHARE PURCHASE WARRANT

          To Purchase Shares of Common Stock (without par value)

                                    of

                           METROGOLF INCORPORATED.
                           (Colorado corporation)






                            Expires June 30, 1999

Warrant No. ________

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR WHICH IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THAT ACT.

            VOID AFTER 5:00 P.M. NEW YORK TIME, ON JUNE 30, 1999

                           METROGOLF INCORPORATED
                 Warrant to Purchase Shares of Common Stock

                                                                500,000 Shares

     THIS CERTIFIES that, for good and valuable consideration received, FAMILY GOLF CENTERS, INC. (the "Holder"), is entitled to subscribe for and purchase from METROGOLF INCORPORATED, a Colorado corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after the date hereof, until 5:00 P.M. New York City time on June 30, 1999 (the "Expiration Date"), all or any portion of 500,000 Shares of common stock of the Company, without par value per share, subject to adjustment as provided herein (the "Warrant Shares"), at a price of $1.00 per share, subject to adjustment as provided herein (the "Exercise Price"). This Warrant shall not be redeemable by the Company. The term "Shares" as used herein shall mean the Company's Shares of Common Stock, without par value per share. This Warrant may be sold, transferred, assigned or hypothecated at any time and the term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred.

     1. Method of Exercise. This Warrant may be exercised at any time prior to the Expiration Date, as to the whole or any lesser number of Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 1999 Broadway, Suite 2435, Denver, Colorado 80202, or at such other place as may be designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised. In lieu of the payment of the Exercise Price, the Holder shall have the right (but not the obligation), during the Exercise Period, to require the Company to convert this Warrant, in whole or in part, into the Warrant Shares as provided for in this Section (the "Conversion Right"). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of the Exercise Price) that number of shares of Common Stock equal to (i) the number of Warrant Shares issuable upon exercise of the portion of the Warrant being converted, multiplied by (ii) the quotient obtained by dividing (x) the value of the Warrant (on a per Warrant Share basis) at the time the Conversion Right is exercised (determined by subtracting the Exercise Price from the Current Market Price (as determined pursuant to Section 5(e) below), for the shares of Common Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right. The Conversion Rights provided under this Section may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant accompanied by a duly completed cashless exercise form in the form attached hereto. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the Warrant Shares being issued upon such exercise of this Warrant. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Warrant for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the largest number of whole Warrant Shares which the Holder shall be entitled as a result of the conversion, and (ii) if such Warrant is being converted in part only, a new Warrant exercisable for the number of Warrant Shares equal to the unconverted portion of the Warrant. Upon any exercise (which term, as used herein, shall include any exercise of the Conversion Right) of this Warrant, in lieu of any fractional Warrant Shares to which the Holder shall be entitled, the Company shall pay to the Holder cash in accordance with the provisions of Section 5(d) hereof.

     2. Issuance of Certificates. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall, as of the close of business on such day, be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, upon surrender of this Warrant for cancellation, the Company shall execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

     3. Recording of Transfer. Any warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new warrant or warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder hereof, for another warrant, or other warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Warrant to be transferred on its books to any person if counsel to the Company reasonably requests a legal opinion that such transfer does not violate the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, unless such opinion is delivered.

     4. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Shares, solely for the purpose of providing for the exercise of the warrants, such number of shares of Shares as shall, from time to time, be sufficient therefor. The Company covenants that all Shares issuable upon exercise of this Warrant, upon receipt by the Company of the full payment therefor, shall be validly issued, fully paid, nonassessable and free of preemptive rights.

     5.   Exercise Price Adjustments.  Subject to the provisions of this
Section 5, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

          (a)  In case the Company shall at any time after the date hereof
(i) declare a dividend or make a distribution on the outstanding Shares payable in shares of its capital stock or securities convertible into or exchangeable for capital stock, (ii) subdivide the outstanding Shares, (iii) combine the outstanding Shares into a smaller number of shares, or (iv) issue any shares by reclassification of the Shares (other than a change in par value, or from par value to no par value, or from no par value to par value), then, in each case, the Exercise Price in effect, and the number of Shares issuable upon exercise of this Warrant or any additional warrants issued pursuant to the terms hereof and outstanding (the "Warrants"), at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive upon exercise of the Warrants the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and immediately thereafter been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall distribute to all holders of Shares (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the surviving or continuing corporation) evidences of its indebtedness, cash, or assets (other than distributions and dividends payable as contemplated by Section 5(a) above), or rights, options, or warrants to subscribe for or purchase Shares or securities convertible into or exchangeable for Shares, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 5(e) hereof) per Share on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one Share, and the denominator of which shall be such Current Market Price per Share. Such adjustment shall become effective at the close of business on such record date.

          (c)  Whenever there shall be an adjustment as provided in this
Section 5, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable hereunder and the exercise price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

          (d) The Company shall not be required to issue fractions of Shares or other shares of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable upon the exercise of this Warrant (or specified portions thereof), the Company may issue a whole share in lieu of such fraction or the Company may purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such Shares on the date of exercise of this Warrant.

          (e) The Current Market Price per Share on any date shall be deemed to be the average of the daily closing prices for the five (5) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

          (f) No adjustment in the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest thousandth of a share, as the case may be.

          (g) Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 5, the Warrants shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to the nearest hundredth) obtained by dividing (i) the product obtained by multiplying the number of Shares purchasable upon exercise of the warrants prior to adjustment of the number of Shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

     6. (a) Consolidations and Mergers. In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of the outstanding Shares or the conversion of such outstanding Shares into shares of other stock or other securities or property), or in case of any sale, lease or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Shares theretofore deliverable) the kind and amount of shares of stock or other securities, cash or other property which would otherwise have been deliverable to a holder of the number of Shares upon the exercise of this Warrant upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of Shares outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

          (b) In case of any reclassification or change of the Shares issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the Shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the Shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

          (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of Shares and to successive consolidations, mergers, sales, leases, or conveyances.

     7. Notice of Certain Events. In case at any time any of the following occur:

          (a) The Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          (b) The Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

          (c) The Company shall take any action to effect any reclassification or change of outstanding Shares or any consolidation, merger, sale, lease or conveyance of property, described in Section 6; or

          (d) The Company shall take any action to effect any liquidation, dissolution or winding-up of the Company or a sale of all or substantially all of its property, assets and business;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of Shares to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such offer to holders of Shares is made, or (iii) the date on which any such reclassification, change of outstanding Shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective and the date as of which it is expected that holders of record of Shares shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up. Nothing herein shall allow a Holder to delay or prevent any of the foregoing actions.

     8. Taxes. The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder (except for any tax that is payable in respect of any such transfer and any related exercise of this Warrant and that would be payable pursuant to the first sentence of this Section 8 were such certificate to be issued in the name of the Holder) and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     9. Legend. The certificate or certificates evidencing the Warrant Shares, shall bear the following legend:


               "THE SECURITIES REPRESENTED BY THIS
          CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
          THE SECURITIES ACT OF 1933, AS AMENDED (THE
          "ACT"), OR STATE SECURITIES LAWS, BUT HAVE
          BEEN ISSUED OR TRANSFERRED PURSUANT TO AN
          EXEMPTION FROM THE REGISTRATION REQUIREMENTS
          OF THE ACT.  NO DISTRIBUTION, SALE, OFFER FOR
          SALE, TRANSFER, DELIVERY, PLEDGE, OR OTHER
          DISPOSITION OF THESE SECURITIES MAY BE
          EFFECTED EXCEPT IN COMPLIANCE WITH THE ACT,
          ANY APPLICABLE STATE LAWS, AND THE RULES AND
          REGULATIONS OF THE SECURITIES AND EXCHANGE
          COMMISSION AND STATE AGENCIES PROMULGATED
          THEREUNDER."

     10. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and execution of a reasonable lost security indemnification agreement, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

     11. No Rights as Stockholder. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

     12. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

          (b) If to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.

     13. Successors. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

     14. Headings. The Article and Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

     15. Governing Law. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

     16. Modification of Agreement. This Warrant shall not otherwise be modified, supplemented or amended in any respect unless such modification, supplement or amendment is in writing and signed by the Company and the Holder of this Warrant and Holders of any portion of the Warrant subsequently assigned or transferred in accordance with the terms of this Warrant.

     17. Consent to Jurisdiction. The Company and the Holder irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument.
 In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 12 hereof.

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date set forth below.


Dated: December 23, 1997               METROGOLF INCORPORATED

                                       By: /s/ Charles Tourtellotte
                                          ---------------------------
                                          Name: Charles Tourtellotte
                                          Title:

                              FORM OF ASSIGNMENT


     (To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

     FOR VALUE RECEIVED,                         hereby sells, assigns, and
                         -----------------------
transfers unto                  , having an address at
               -----------------
                                                   , the attached Warrant to
--------------------------- -----------------------
the extent of the right to purchase              Shares of $0.01 par value
                                    ------------
per share, of METROGOLF INCORPORATED (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute
and appoint                   as attorney to transfer such Warrant on the
            -----------------
books of the Company, with full power of substitution.


Dated:                ,
      ----------------  ----

                                       ------------------------------
                                       Print name of holder of Warrant


                                       By:
                                          ---------------------------
                                          Name:
                                          Title:




                              NOTICE


     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:


                        CASH EXERCISE FORM



     The undersigned hereby exercises its rights to purchase
                                                             -----------
Warrant Shares covered by the within Warrant and tenders payment herewith in
the amount of $              in accordance with the terms thereof, and
               -------------
requests that certificates for such securities be issued in the name of, and delivered to:

             (Print Name, Address and Social Security
                  or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:                                 Name:
      -----------------------               -------------------------
                                                   (Print)



                                       ------------------------------
                                                (Signature)
                                       (Signature must conform to the name of
                                       the Warrant Holder specified on the face of the Warrant)


Address:

To:


                        CASHLESS EXERCISE FORM
        (To be executed upon conversion of the attached Warrant)



     The undersigned hereby irrevocably elects to surrender its Warrant for the number of Warrant Shares as shall be issuable pursuant to the cashless exercise provisions of Section 1 of the within Warrant, in respect of
           Warrant Shares underlying the within Warrant, and requests that
----------
certificates for such Warrant Shares be issued in the name of and delivered to:

             (Print Name, Address and Social Security
                  or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the shares exchangeable or purchasable under the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Date:
     ------------------------

Name:
     ------------------------          (Print)

Address:
        -------------------------------------------------------------



------------------------              (Signature)
Signature